                                                                       EXHIBIT 5

                            Kelley Drye & Warren LLP
                                 101 Park Avenue
                            New York, New York 10178


                                                  July 20, 1999



Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, New York 11101

Ladies and Gentlemen:


                  We are acting as counsel to Standard Motor Products, Inc., a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to $86,250,000 in aggregate principal amount of Convertible Subordinated Debentures (the "Convertible Debentures") and the underlying shares of the Company's common stock, par value $2.00 per share, which may be issued upon conversion thereof (the "Shares").

                  In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement; (ii) the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws; and (iii) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that (i) the Convertible Debentures have been duly authorized and when duly executed and delivered against payment therefor will constitute valid and legally binding obligations of the Company, and (ii) the Shares to be issued by the Company upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued upon conversion of the Convertible Debentures in accordance with the terms thereof, the Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters.". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                  Very truly yours,


                                                  /s/ KELLEY DRYE & WARREN LLP

                                       2